EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post Effective Amendment No. 11 to the Registration Statement on Form S-11 (No. 333-117367) of Lightstone Value Plus Real Estate Investment Trust, Inc. of our report dated July 18, 2006, relating to the consolidated statement of revenues and certain operating expenses of LVP Michigan Multifamily Portfolio LLC for the year ended December 31, 2005, which appear in such Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Amper, Politziner & Mattia, P.C.

Edison, New Jersey
March 21, 2007